Report of Independent
Registered
Public Accounting Firm

To the Board of Trustees
of DBX ETF Trust:

In planning and performing our
audits of the financial statements
of db X-trackers MSCI Brazil Hedged
Equity Fund, db X-trackers MSCI EAFE
Hedged Equity Fund,db X-trackers
MSCI Emerging Markets Hedged Equity
Fund, db X-trackers MSCI Germany
Hedged Equity Fund, and db X-trackers
MSCI Japan Hedged Equity Fund
(the five funds comprising the
"Trust") as of and for the year
ended May 31, 2013, in accordance
with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered the Trust's internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Trust's internal
control over financial reporting.
Accordingly, we express no such
opinion. The management of the
Trust is responsible
for establishing and maintaining
effective internal control over
financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A trust's internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with generally
accepted accounting principles.
A trust's internal control over
financial reporting includes
those policies and procedures
that (1) pertain to the maintenance
of records that, in reasonable
detail, accurately and fairly
reflect the transactions and
dispositions of the assets of
the Trust; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial statements
in accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
Trust are being made only in
accordance with authorizations of
management and trustees of the Trust;
and (3) provide reasonable assurance
regarding prevention or timely
detection of unauthorized acquisition,
use or disposition of a trust's assets
that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of
effectiveness to future periods
are subject to the risk that controls
may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control
over financial reporting exists when
the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trust's
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the
Public Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Trust's
internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of May 31, 2013.

This report is intended solely for the
information and use of management
and the Board of Trustees of DBX
ETF Trust, and Shareholders of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


July 25, 2013


A member firm of Ernst & Young Global Limited